Exhibit 99.1
CARMIKE CINEMAS TO REPAY $150 MILLION SENIOR SUBORDINATED NOTES
— Utilizes Existing Term Loan for Repayment —
     COLUMBUS, GA — June 5, 2006, Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”) announced today that it will repay all of the $150 million in aggregate principal amount of its 7.500% Senior Subordinated Notes due 2014 (CUSIP No. 143436AG8) (the “Notes”) on June 6, 2006.
     As previously reported, on April 3, 2006, the trustee for the Notes provided notice to Carmike that a default had occurred under the indenture governing the Notes due to Carmike’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2005 in a timely manner and comply with Section 4.03 of the indenture requiring Carmike to file certain reports with the Securities and Exchange Commission and to furnish them to the holders of the Notes. The trustee’s notice triggered a 60-day cure period for the default.
     Carmike did not file the Form 10-K on or before June 2, 2006 and did not receive the requisite consents to obtain a waiver of the default under the Notes. Consequently, the default was not cured during the 60-day cure period and therefore constitutes an event of default under the indenture which entitles the trustee under the Notes and/or the holders of at least 25% in aggregate principal amount of the outstanding Notes to declare all of the Notes immediately due and payable (an “acceleration”). On June 2, 2006, Carmike received notice from the holders of over 25% in aggregate principal amount of the Notes that such holders have accelerated the Notes. As a consequence, on June 4, 2006, $150 million in aggregate principal amount of the Notes (representing all of the outstanding Notes) became immediately due and payable.
     Amendment to Credit Agreement to Utilize Existing Term Loan
     On June 5, 2006, Carmike entered into a fourth amendment, dated as of June 2, 2006, to its existing senior secured credit facility which permits a portion of the existing delayed-draw term loan commitment to be used to repay the Notes upon an acceleration resulting from Carmike’s failure to deliver its Form 10-K as required by the indenture. Carmike expects to repay the Notes and all accrued and unpaid interest thereon utilizing its existing delayed-draw term loan commitment. Following repayment, the Notes will no longer be outstanding and the indenture will cease to be in effect.
     The fourth amendment:
•	extends the date by which Carmike must submit to the lenders audited financial statements for the fiscal year ended December 31, 2005 and unaudited financial statements for the fiscal quarter ended March 31, 2006 to July 27, 2006;
•	permits the existing undrawn $185 million delayed-draw term loan commitment to be used, on or before June 16, 2006, to repay or repurchase the Notes and to pay related fees and expenses. The portion of the delayed-draw term loan commitment which is not used to repay or repurchase the Notes will be canceled;
•	changes the pricing on Carmike’s outstanding revolving and term loans to a margin above LIBOR or base rate, as the case may be, based on Carmike’s credit ratings in effect from time to time, with the margin ranging from 2.50% to 3.50% for loans based on LIBOR, and 1.50% to 2.50% for loans based on base rate. The applicable margins in effect on the date of the fourth amendment are 3.25% for loans based on LIBOR and 2.25% for loans based on base rate. Immediately prior to the fourth amendment, the applicable margins for revolving loans were 2.25% (LIBOR loans) and 1.25% (base rate loans) and for term loans were 2.50% (LIBOR loans) and 1.50% (base rate loans), respectively;
•	imposes a 1% prepayment fee for optional and most mandatory prepayments of term loans occurring prior to the first anniversary of the fourth amendment, with exceptions for prepayments resulting from certain change of control transactions and the issuance by Carmike of subordinated debt up to $150 million; and
•	reduces the maximum consolidated leverage ratio of Carmike for the period from December 31, 2005 through March 31, 2006 from 5.00 to 1.00, to 4.35 to 1.00.
The fourth amendment also provides that until Carmike has delivered and filed its audited annual financial statements for the period ended December 31, 2005, and unaudited quarterly financial statements for the quarter ended March 31, 2006, and related reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, the maximum principal amount of indebtedness that Carmike may incur under its $50 million revolving credit facility is $10 million. No borrowings are currently outstanding under the revolving credit facility.
The fourth amendment also provides for a waiver of certain defaults under the credit agreement, including any default resulting from the acceleration of the Notes. Carmike has paid amendment fees to those lenders approving the fourth amendment in the aggregate amount of approximately $1 million.
Lease Review Update
Carmike has substantially completed the review of its capital and operating leases and is continuing to quantify the impact of this review on Carmike’s previously issued financial statements for the years ended December 31, 2003 and December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. The review by PricewaterhouseCoopers LLP, Carmike’s independent registered public accounting firm, is on-going. Carmike intends to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 promptly upon completion, followed by the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. As previously reported, Carmike will restate the previously issued financial statements for the years ended December 31, 2003 and December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. Examples of forward-looking statements in this press release include the repayment of the Notes with proceeds from the Carmike’s senior secured credit facility and Carmike’s expectations with regard to filing its periodic reports with the Securities and Exchange Commission. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include:
•	our ability to finalize the accounting issues that have delayed the filing of our 2005 Form 10-K and first quarter 2006 Form 10-Q;

•	our ability to comply with covenants contained in our senior secured credit agreement;

•	our ability to maintain our Nasdaq listing;

•	our ability to operate at expected levels of cash flow through the second quarter of 2006;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	the effect of our leverage on our financial condition; and

•	other factors, including the risk factors previously disclosed in our Annual Report on Form 10-K Amendment No. 2, for the year ended December 31, 2004 under the caption “Risk Factors.”
We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
Carmike Cinemas, Inc. is a premiere motion picture exhibitor in the United States with 301 theatres and 2,475 screens in 37 states, as of December 31, 2005. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000.
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